UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 1, 2013

VALUEVISION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,
Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices)

(952) 943-6000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2013, ValueVision Media, Inc. (the “Company”), as lead borrower, and certain of its subsidiaries as borrowers, entered into an amendment to the Company's revolving credit and security agreement (the “Credit Agreement”) with PNC Bank, N.A. (“PNC”), a member of The PNC Financial Services Group, Inc. (NYSE: PNC), as lender and agent.  Among other things, the amendment increases the size of the revolving line of credit from $40 million to $50 million and extends the term of the credit facility from February 9, 2015 to May 1, 2018.

A copy of the amendment is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 10, 2012 and is also incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Form 8-K is herein incorporated by reference.

Item 8.01.	Other Events

On May 7, 2013, the Company issued a press release announcing the amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1
First Amendment to Revolving Credit and Security Agreement, dated May 1, 2013, among ValueVision Media, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, PNC Bank National Association, as lender and agent.

99	Press Release dated May 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 7, 2013	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description

10.1
First Amendment to Revolving Credit and Security Agreement, dated May 1, 2013, among ValueVision Media, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, PNC Bank National Association, as lender and agent.

99	Press Release dated May 7, 2013